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                                                                   EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, as amended from time to time (No. 333-85987), of El Paso Energy Partners, L.P. (the "Partnership") of our reserve reports for the Partnership dated as of December 31, 1998, 1999 and 2000, each of which is included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in the prospectus supplement which is part of such Registration Statement.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By:  /s/ Clarence M. Netherland
                                          ------------------------------------
                                          Clarence M. Netherland
                                          Chairman

Dallas, Texas
October 24, 2001